MANAS PETROLEUM CORPORATION
2007 OMNIBUS PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made and entered into as of __________ ___, 200_, between grantor Manas Petroleum Corporation, a Nevada corporation (formerly known as Express Systems Corporation) (the "Corporation"), DWM Petroleum AG, a Swiss corporation and wholly-owned subsidiary of the Corporation ("DWM Petroleum”), and grantee, ____________________ (the "Consultant").

WITNESSETH:

WHEREAS, Consultant is a valued advisor of the Corporation or a subsidiary of the Corporation (the “Subsidiary”);

WHEREAS, the Corporation considers it desirable and in its best interest and the best interest of the Subsidiary, that the Consultant be provided an inducement to acquire an ownership interest in the Corporation and an additional incentive to advance the interest of the Corporation and Subsidiary through the grant of an option to purchase shares of the common stock of the Corporation pursuant to the Corporation’s 2007 Omnibus Plan (the “Plan”); and

WHEREAS, the Omnibus Committee of the Board of Directors of the Corporation (the "Compensation Committee") on ___________ ___, 200_, (the “Grant Date”) upon the request of Manas Petroleum, approved the grant to Consultant of awards under the Plan and established the terms and conditions of such awards, as contained in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. GRANT OF OPTION. Consultant shall have the right and option to purchase on the terms and conditions set forth herein and in the Plan, all or any part of an aggregate of ___________ shares ("Option Shares") of the $0.001 par value common stock of the Corporation (the "Common Stock") at the purchase price of $__ per share (the "Option Price"). The Option Price is 100% of the fair market value of the Common Stock on the Grant Date.

2. TERMS AND CONDITIONS. It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

(a) Expiration Date. The option shall expire on the tenth anniversary of the Grant Date, unless earlier terminated as provided herein or under the Plan (the "Expiration Date"). After the Expiration Date, Consultant shall have no further rights to exercise any option granted hereunder. Nothing contained in this Agreement, including without limitation no part of this Section 2 or Section 8, shall extend the time period during which the option can be exercised beyond the Expiration Date.

(b) Exercise of Option. The option covered by this Agreement may be exercised by Consultant from time to time, in whole or in part, up to the amount set forth in the following schedule during the period beginning on the date indicated below and ending on the Expiration Date:

Cumulative Number of
On or after	Options Exercisable
____________________	_______________________

Vesting strategy: 1/12 per quarter

Notwithstanding the foregoing, upon the occurrence of a Change in Control (as defined in the Plan) of the Corporation, all options that have not been previously exercised and have not previously expired shall, as of such Change of Control, become fully and immediately vested and exercisable and may be exercised for the remaining term of such option.

(c) Method of Exercise and Payment of Purchase Price Upon Exercise. The method of exercise of the option shall be by giving written notice to the Corporation. Payments shall be made at the time of exercise and shall be in cash or in shares of Common Stock. In the event payment is made in shares of Common Stock, such shares shall be valued at their fair market value on the date of exercise. Such fair market value shall be determined as provided for in the Plan, including the provisions of Section 10 of the Plan. Consultant acknowledges that (i) if no public market exists for the Common Stock on any date on which the fair market value is to be determined, the Compensation Committee shall, in its sole discretion and best judgment, determine the fair market value of a share, and (ii) any such determination by the Compensation Committee of the fair market value of a share shall be conclusive. The option is not exercised until both the written notice and the payment for the shares exercised are actually received by the Corporation.

(d) Exercise Upon Death. In the event that Consultant ceases to be employed by Corporation or its subsidiaries by reason of death, the option shall become immediately exercisable, notwithstanding the schedule in Section 2(b) hereof, and may thereafter be exercised as to all shares subject to the option by the legal representative of the estate, by the person or persons entitled to the option under the Consultant's will or the laws of descent and distribution, as appropriate, until the earlier of (i) the third anniversary of the date of Consultant’s death and (ii) the Expiration Date.

(e) Exercise Upon Termination of Employment While Disabled. In the event that Consultant ceases to be employed by the Corporation or its subsidiaries while Disabled, as defined below, except for Cause, as defined in Section 8, the option shall become immediately exercisable, notwithstanding the schedule in Section 2(b) hereof, and may thereafter be exercised as to all shares subject to the option until the earlier of (i) the first anniversary of the date of Consultant’s termination of employment and (ii) the Expiration Date; provided however that if Consultant dies prior to the expiration of his options as provided for in the preceding clauses (i) and (ii), his option may thereafter be exercised as to all shares subject to the option by the legal representative of the estate, by the person or persons entitled to the option under the Consultant's will or the laws of descent and distribution, as appropriate, until the earlier of (x) the third anniversary of the date of Consultant’s termination of employment and (y) the Expiration Date. As an express condition to the applicability of this Section 2(e), Consultant agrees to cooperate with the Corporation in determining whether Consultant is Disabled, including without limitation providing documentation from health care providers and submitting to medical examinations upon request by the Corporation. For purposes of this Agreement, Consultant shall be considered to be Disabled if Consultant is totally and permanently disabled according to the standards contained in the Corporation's long-term disability plan, as applied by the Corporation, or according to such other reasonable standard that the Corporation may apply, in its sole discretion.

(f) Exercise Upon Normal or Early Retirement. In the event that Consultant ceases to be employed by the Corporation or its subsidiaries by reason of Normal Retirement or Early Retirement (as defined below), the option shall become immediately exercisable, notwithstanding the schedule in Section 2(b) hereof, and may thereafter be exercised as to all shares subject to the option until the earlier of (i) the first anniversary of the date of Consultant’s termination of employment and (ii) the Expiration Date; provided however that if Consultant dies prior to the expiration of his options as provided for in the preceding clauses (i) and (ii), his option may thereafter be exercised as to all shares subject to the option by the legal representative of the estate, by the person or persons entitled to the option under the Consultant's will or the laws of descent and distribution, as appropriate, until the earlier of (x) the third anniversary of the date of Consultant’s termination of employment and (y) the Expiration Date. For the purposes of this section 2(f) "Early Retirement" shall mean the Consultant's retirement on a date prior to the Consultant's 65th birthday and "Normal Retirement" shall mean the Consultant's retirement on or following the Consultant's 65th birthday.

(g) Exercise Upon Termination of Employment by Reason Other than Death, Disability, or Retirement. Except as provided in Section 2(d), Section 2(e) and Section 2(f), in the event that Consultant ceases to be employed by the Corporation or its subsidiaries for any reason, the option or any unexercised portions thereof shall expire upon termination of Consultant's employment with the Corporation or its subsidiaries; provided that if the Consultant’s termination is other than for Cause, Consultant’s option, to the extent then exercisable, may thereafter be exercised as to such then exercisable options until the earlier of (i) the three month anniversary of the date of Consultant’s termination of employment and (ii) the Expiration Date; provided however that if Consultant dies prior to the expiration of his exercisable options as provided for in the preceding clauses (i) and (ii), his option may thereafter be exercised as to all shares subject to the option by the legal representative of the estate, by the person or persons entitled to the option under the Consultant's will or the laws of descent and distribution, as appropriate, until the earlier of (x) the third anniversary of the date of Consultant’s termination of employment and (y) the Expiration Date. The exercise of the option after termination of employment may cause the option to become a non-qualified stock option.

3. NON-QUALIFIED STOCK OPTION. This option is intended to be a non-qualified stock option for all of the shares subject to the option hereunder that shall be governed by the provisions of the Plan relating to non-qualified stock options. It is not intended to be an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

4. NO RIGHTS AS SHAREHOLDER. No option granted hereunder shall entitle the holder thereof to any rights as a shareholder in the Corporation with respect to any shares to which the option relates until such option has been exercised properly and paid for in full and stock certificates for the corresponding shares have been so issued and delivered. Except as may be provided for in the Plan, no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

5. RESTRICTIONS ON TRANSFER OF SHARES. Consultant hereby agrees for himself or herself and his or her legal representative, heirs and distributees, that if a registration statement covering the shares issuable upon exercise of any option hereunder is not effective under the Securities Act of 1933, as amended (the "Act"), at the time of such exercise, or if some other exemption from the provisions of the Act is not available, then all shares of Common Stock then received or purchased upon such exercise shall be acquired for investment, and that the notice of exercise delivered to the Corporation shall be accompanied by a representation in writing acceptable in scope and form to counsel to the Corporation and signed by Consultant or Consultant's legal representative, heirs or distributees, as the case may be, to the effect that the shares are being acquired in good faith for investment and not with a view to distribution thereof. Any shares so acquired may be deemed restricted securities under Rule 144 as promulgated by the Securities and Exchange Commission under the Act, and as the same may be amended or replaced and subject to restrictions upon sale or other disposition and may bear any required legend, or other legend deemed appropriate by the Corporation, to that effect.

6. REGISTRATION OF SHARES. If at any time the Board of Directors of the Corporation or the Compensation Committee shall determine that the listing, registration or qualification of any shares subject to the option upon any securities exchange, or under any state or federal law, or the consent or approval of any governmental or regulatory body is necessary or desirable as a condition of or in connection with the issuance or purchase of shares hereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors or to the Compensation Committee.

7. TRANSFER OF RIGHTS. This option is not transferable except by will or by the laws of descent and distribution and shall be exercisable during Consultant's lifetime only by Consultant. After the death of Consultant, this option may be exercised only by Consultant's estate or by the person or persons entitled to the option under Consultant's will or the laws of descent and distribution, as appropriate. In the event the option is transferred by reason of the Consultant's death, the option may be exercised thereafter only to the extent that the Consultant would have been entitled to exercise the option had the option not been transferred.

8. COVENANTS. In consideration of the Corporation, DWM Petroleum, or one or more of the subsidiaries or affiliates of either (hereinafter collectively referred to as the “Manas Petroleum Group”) disclosing confidential and proprietary information, as more fully described below, after the date hereof, the grant by the Corporation of the option, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consultant, the Corporation and DWM Petroleum, intending to be legally bound, hereby agree as follows:

(a) Consultant specifically recognizes and affirms that each of the covenants contained in the “Covered Provisions” (as defined below) is a material and important term of this Agreement which has induced the Corporation to provide for the award of the option granted hereunder, the disclosure of confidential information referenced herein, and the other promises made by the Corporation herein, and Consultant further agrees that should all or any part or application of the Covered Provisions be held or found invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between Consultant and the Corporation, or any member of the Manas Petroleum Group, the Corporation shall be entitled to receive (but not obligated to acquire) from Consultant all Common Stock held by Consultant which was obtained by Consultant under this Agreement (including all shares obtained by virtue of any stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares, or other transaction, hereinafter "stock dividends") by returning to Consultant for each share received the Option Price paid by Consultant (as adjusted for stock dividends). If Consultant has sold, transferred, or otherwise disposed of Common Stock obtained under this Agreement (including all shares obtained by virtue of any stock dividend), the Corporation shall be entitled to receive from Consultant the difference between the Option Price paid by Consultant and the fair market value of the Common Stock (including all shares obtained by virtue of any stock dividends) on the date of sale, transfer, or other disposition.

(b) For purposes of this Agreement, the “Covered Provisions” shall mean those covenants relating to the Consultant’s agreement to (i) not disclose and/or use confidential or proprietary information of any member of the Manas Petroleum Group, (ii) not compete against any member of the Manas Petroleum Group, or (iii) not solicit customers, vendors or Consultants of any member of the Manas Petroleum Group which covenants are contained in any employment agreement, confidentiality or non-disclosure agreement or non-competition agreement between Consultant, on the one hand, and one or more members of the Manas Petroleum Group on the other hand.

(c) For purposes of this Agreement, "Cause" shall mean (i) commission of a felony or a crime involving moral turpitude, that is materially and demonstrably injurious to the Corporation, or (ii) deliberate, willful or gross misconduct and, in any event, the determination of the Compensation Committee or the Board of Directors of the Corporation with respect thereto shall be final and conclusive. Notwithstanding the foregoing, in the event the Consultant is a party to an employment agreement with the Corporation or any subsidiary of the Corporation that contains a definition of “cause,” such definition shall apply to the Consultant for purposes of this Agreement.

9. PLAN TO CONTROL. The Plan is incorporated in this Agreement by this reference. Any question of interpretation or application of the Plan or this Agreement shall be resolved by the Compensation Committee and its determination shall be final and binding on the Corporation and Consultant. In the event of any conflict between the provisions of the Plan and of this Agreement, the Plan shall control. Consultant hereby acknowledges that a copy of the Plan has been made available to Consultant and Consultant agrees to be bound by all the terms and provisions thereof.

10. EMPLOYMENT. This Agreement shall not obligate the Corporation or any of its subsidiaries to employ Consultant for any period, nor shall it interfere in any way with the right of the Corporation or one of its subsidiaries to reduce Consultant’s compensation.

11. WITHHOLDING TAX. Where the Consultant or another person is entitled to receive the Option Shares pursuant to the exercise of this option, the Corporation shall have the right to require the Consultant or such other person to pay to the Corporation the amount of any taxes which the Corporation or any of its affiliates is required to withhold with respect to the Option Shares, or in lieu thereof, to retain, or sell without notice, a sufficient number of the Option Shares to cover the amount required to be withheld, or, in lieu of any of the foregoing, to withhold a sufficient sum from the Consultant’s compensation payable by the Corporation to satisfy the Corporation’s tax withholding requirements.

12. NOTICES. All notices hereunder shall be in writing and, if to the Corporation, shall be delivered personally to the Corporate Secretary or mailed to the Corporation's principal office at Bahnhofstrasse 9, P.O. Box 155, CH-6341 Baar, Switzerland addressed to the attention of the Corporate Secretary; and if to Consultant, shall be delivered personally or mailed to him at the address noted below. Such addresses may be changed at any time by notice from one party to the other.

13. BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties hereto, the successors and assigns of the Corporation and the person to whom the rights of Consultant are transferred by will or the laws of descent and distribution.

14. HEADINGS. The section headings used herein are solely for reference only and shall not affect in any way the meaning and interpretation of the terms and conditions set forth herein.

15. GOVERNING LAW. This Agreement and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, United States of America, from time to time obtaining, without giving effect to conflict of law principles thereof. For purposes of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in British Columbia, Canada and agree that such litigation shall be conducted in the courts of British Columbia, Canada.

16. SEVERABILITY. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

17. WAIVER. The waiver by the Corporation of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any subsequent breach by Consultant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MANAS PETROLEUM CORPORATION

By:_________________________________
Name:
Title:

DWM PETROLEUM AG

By: ________________________________
Name:
Title:

CONSULTANT:

_________________________________
Signature

Date:_____________________________

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Address

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